UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

               ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

                              (614) 283-6500
(Registrant's telephone number, including area code)

               Not Applicable
(Former name or former address,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 21, 2012, Michael S. Jeffries, Chairman of the Board and Chief Executive Officer of Abercrombie & Fitch Co. (the “Company”), entered into a Rule 10b5-1 trading plan (the “2013 Plan”) with a broker to sell, subject to a limit order, shares of the Company's Class A Common Stock, $0.01 par value (the “Common Stock”), that will be acquired upon the exercise of certain of Mr. Jeffries's employee stock options which, if not exercised, would expire within a year, and certain stock-settled stock appreciation rights. Mr. Jeffries entered into the 2013 Plan for investment diversification.
Assuming the conditions of the limit order are met, Mr. Jeffries currently intends to sell up to an aggregate of 1,000,000 shares of Common Stock pursuant to the 2013 Plan during the period beginning on February 23, 2013 and ending on January 31, 2014, at which time the 2013 Plan will terminate. Mr. Jeffries will report transactions effected under the 2013 Plan through Rule 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate. Of the 1,000,000 shares of Common Stock subject to the 2013 Plan, 782,525 shares will roll over from a Rule 10b5-1 trading plan entered into by Mr. Jeffries on March 21, 2012, which terminates on January 31, 2013 (the “2012 Plan”), unless some or all of such shares are sold pursuant to the 2012 Plan, in which case the number of shares subject to the 2013 Plan will be reduced by an equivalent amount.
The 2013 Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company's Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: November 29, 2012	By: /s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Secretary